EXHIBIT 99


FOR IMMEDIATE RELEASE                       CONTACT:      Leonard E. Moodispaw
                                                               CEO & President
                                                                  301.939.7000

            ESSEX REPORTS Q3 2004 REVENUES & INCREASES 2004 GUIDANCE

COLUMBIA, MD - November 4, 2004 - Essex Corporation (NASDAQ: KEYW) announced today revenues of $16.7 million for the third quarter of 2004, compared to $4.1 million for the third quarter of 2003. The net income for the second quarter was $589,000 compared to a net income of $11,000 for Q3 in 2003. This 409% increase in revenues for Q3 from 2003 to 2004 reflects the level of demand Essex is experiencing from its intelligence and defense customers. Earnings Per Share
(EPS) were $0.04 per share (diluted) for Q3 2004 versus EPS for all of 2003 of $0.01 per share. Essex is exceeding the revenue guidance that was shared with investors at the beginning of 2004, and continuing to invest in product development and company infrastructure as well as acquisitions with resulting amortization expenses.

Revenue for the first nine months of 2004 is $51.5 million compared to $11.2 million in the first nine months of 2003. The net income for the first nine months of 2004 is $1,381,000 compared to a net income of $66,000 for the same period in 2003. Earnings Per Share for the first nine months of 2004 are $0.08 per share (diluted).

Recent events include the signing of an expansion of the $57.1 million award to a total value of $235.6 million, subject to final price negotiations to be completed by December 31, 2004. In addition, during Q3, Essex received a total of $12.5 million in new and follow-on awards.

Essex is increasing its revenue guidance for 2004 to the range of $66-68 million, with $7-8 million coming from the two acquisitions completed so far this year. In addition, Essex is offering revenue guidance for 2005 of $90-100 million, based on information available at this time. This is without any additional acquisitions.

Essex has scheduled a conference  call to discuss these results today  (November
4th) at 5:00 pm (EST). At that time, management will review the Company's third quarter financial results. A question-and-answer session will follow to further discuss the results as well as to comment on the outlook for the remainder of 2004 and a first look at 2005.

Interested parties will be able to connect to our Webcast via the Investor page on our website, http://www.essexcorp.com/investor.html on November 4th. Interested parties may also listen to the conference call by calling 1-800-901-5247 participant passcode 43893968. The International Dial In access number will be 617-786-4501.

An archive of the Webcast will also be available on our webpage following the call. In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. EDT on November 4th, and will remain available through November 11, 2004. To access the dial-up replay, call 1-888-286-8010, passcode 74148687.

                                   - M O R E -

ESSEX REPORTS Q3 2004 REVENUES & INCREASES 2004 GUIDANCE           PAGE 2 OF 3



ABOUT ESSEX: Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.


                                        ESSEX CORPORATION FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------------------------------

                                 Nine Month       Nine Month           Quarterly           Quarterly
                                Period Ended     Period Ended         Period Ended       Period Ended
                               Sept. 26, 2004   Sept. 28, 2003       Sept. 26, 2004     Sept. 28, 2003

                                         (unaudited)                             (unaudited)
                              ----------------------------------     ----------------------------------
Revenue:
     Services and Products    $   38,502,000     $   11,220,000      $   15,694,000     $    4,070,000
     Purchased Hardware           13,000,000                 --             964,000                 --
                              ---------------    ---------------     ---------------    ---------------
         Total                    51,502,000         11,220,000          16,658,000          4,070,000

Cost of Goods Sold:
     Services and Products       (28,889,000)        (7,042,000)        (11,686,000)        (2,380,000)
     Purchased Hardware          (12,774,000)                --            (936,000)                --
                              ---------------    ---------------     ---------------    ---------------
         Total                   (41,663,000)        (7,042,000)        (12,622,000)        (2,380,000)

Gross Margin                       9,839,000          4,178,000           4,036,000          1,690,000

Selling, General and
  Administrative
  Expenses                        (7,622,000)        (3,419,000)         (3,095,000)        (1,428,000)

Research and
  Development                       (671,000)          (338,000)           (224,000)          (112,000)

Amortization of Other
Intangible Assets                   (348,000)          (295,000)           (186,000)          (121,000)

Interest Income (Expense)            183,000            (61,000)             58,000            (18,000)
                              ---------------    ---------------     ---------------    ---------------

Net Income                    $    1,381,000     $       66,000      $      589,000     $       11,000
                              ===============    ===============     ===============    ===============

Weighted Average
  Number of Shares
       - Basic                    15,208,000          8,393,000          15,213,000          8,586,000
                              ===============    ===============     ===============    ===============

       - Diluted                  16,505,000          9,304,000          16,583,000          9,748,000
                              ===============    ===============     ===============    ===============

Net Income per
   Common Share
       - Basic                $         0.09     $         0.01      $         0.04     $         0.00
                              ===============    ===============     ===============    ===============

       - Diluted              $         0.08     $         0.01      $         0.04     $         0.00
                              ===============    ===============     ===============    ===============

Working Capital                                                      $       22,000     $       33,000

Working Capital Ratio                                                        3.76:1            12.06:1

                                   - M O R E -

ESSEX REPORTS Q3 2004 REVENUES & INCREASES 2004 GUIDANCE            PAGE 3 OF 3

CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       September 26,        December 28,
                                                            2004                2003
                                                     -----------------   -----------------
                                                        (Unaudited)
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                       $    18,729,738     $    31,835,294
     Accounts receivable, net                             10,649,801           3,969,601
     Prepayments and other                                   748,707             146,517
                                                     -----------------   -----------------
         Total Current Assets                             30,128,246          35,951,412
                                                     -----------------   -----------------

PROPERTY AND EQUIPMENT, NET                                1,445,199             368,697
                                                     -----------------   -----------------

OTHER ASSETS
     Goodwill                                             11,836,993           2,998,000
     Other intangibles, net                                2,480,994              50,141
     Note receivable                                       1,314,572                  --
     Patents, net                                            325,511             333,648
     Other                                                   234,928              23,764
                                                     -----------------   -----------------
         Total Other Assets                               16,192,998           3,405,553
                                                     -----------------   -----------------

TOTAL ASSETS                                         $    47,766,443     $    39,725,662
------------                                         =================   =================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                $     4,832,353     $       694,434
     Note payable                                                 --             100,000
     Accrued wages and vacation                            1,510,316             898,498
     Accrued retirement plans contribution payable           315,696             298,551
     Advance payments                                        614,252             462,000
     Other accrued expenses                                  736,537             526,928
                                                     -----------------   -----------------
         Total Current Liabilities                         8,009,154           2,980,411

LONG-TERM DEBT                                                32,272                  --
                                                     -----------------   -----------------

TOTAL LIABILITIES                                          8,041,426           2,980,411
-----------------
                                                     -----------------   -----------------

SHAREHOLDERS' EQUITY
     Common stock and additional paid-in capital          52,602,829          51,004,021
     Accumulated deficit                                 (12,877,812)        (14,258,770)
                                                     -----------------   -----------------
         Total Shareholders' Equity                       39,725,017          36,745,251
                                                     -----------------   -----------------

TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY                                               $    47,766,443     $    39,725,662
                                                     =================   =================

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: FUTURE FINANCIAL CONDITION AND OPERATING RESULTS (INCLUDING ,WITHOUT LIMITATION, DISCUSSIONS OF GROSS MARGINS AND ANNUAL GUIDANCE FOR 2004 AND 2005). ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
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